Exhibit 10.4

EXECUTION VERSION
PROMISSORY NOTE
(Revolving Facility)
November 6, 2023
FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, DELEK LOGISTICS PARTNERS, LP (the “Borrower”), hereby unconditionally promises to pay to the order of DELEK US HOLDINGS, INC. or its permitted assigns (the “Noteholder,” and together with the Borrower, the “Parties”), the principal amount of all Advances (as defined below) the Noteholder has disbursed to the Borrower pursuant to Section 2.2(a), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”).
1.Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.
“Advance” means any Tranche A Advances and/or Tranche B Advances.
“Borrower” has the meaning set forth in the introductory paragraph.
“Borrowing Notice” has the meaning set forth in Section 2.2(a).
“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by law to close.
“Change of Control” means any of the following events or conditions: (a) the General Partner shall cease to be the sole general partner of the Borrower; (b) Delek US Holdings, Inc. shall cease, directly or indirectly, to own and control legally and beneficially at least 51% of the voting stock in the General Partner; (c) either (x) Delek US Holdings, Inc. shall cease to be able, directly or indirectly, to appoint a majority of the members of the board of directors (or similar governing body) to the General Partner or (y) failure of the majority of the board of directors (or similar governing body) of the General Partner to be comprised of directors directly or indirectly appointed by Delek US Holdings, Inc.
“Commitments” means the Tranche A Commitments and the Tranche B Commitments.
“Commitment Period” means the period from the Effective Date to the Maturity Date.
“Damages” means all damages, including punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses.
“Debtor Relief Law” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America.
“Default” means any of the events specified in Section 9 that constitute an Event of Default or that, upon the giving of notice, the lapse of time, or both, pursuant to Section 6, would, unless cured or waived, become an Event of Default.
“Delek Finance” means Delek Logistics Finance Corp., a Delaware corporation.
“DKL 2025 Senior Notes” means the Borrower’s 6.750% Senior Notes due 2025 issued in the original aggregate principal amount of $250,000,000 under that certain Indenture dated as of May 23, 2017, between the Borrower, Delek Finance and each of the subsidiaries of the Borrower party thereto (as in effect from time to time).
“DKL 2028 Senior Notes” means the Borrower’s 7.125% Senior Notes due 2028 issued in the original aggregate principal amount of $400,000,000 under that certain Indenture dated as of May 24,

2021, between the Borrower, Delek Finance and each of the subsidiaries of the MLP party thereto (as in effect from time to time).
“DKL Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated October 13, 2022 among the Borrower, the other Borrowers party thereto from time to time, and Fifth Third Bank, National Association, as administrative agent (unless otherwise agreed, as in effect on the date hereof after giving effect to the First Amendment, Second Amendment and Third Amendment, each dated as of the date hereof).
“DKL Existing Indebtedness” means the DKL 2025 Senior Notes, the DKL 2028 Senior Notes and the DKL Credit Agreement, each as in effect from time to time.
“Effective Date” means November 6, 2023.
“Excluded Subsidiary” means all Foreign Subsidiaries of the Borrower, except each Foreign Subsidiary of any Borrower that the Borrower expressly designates in a non-revocable writing to the Noteholder as not constituting an Excluded Subsidiary.
“Event of Default” has the meaning set forth in Section 9.
“Fifth Third” mean, Fifth Third Bank, National Association, in its capacity as administrative agent under the DKL Credit Agreement.
“Foreign Subsidiary” means each Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“General Partner” means Delek Logistics GP, LLC, a Delaware limited liability company (including any permitted successors and assigns under the MLP Partnership Agreement and this Agreement).
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.
“Indemnitee” has the meaning set forth in Section 11.14.
“Interest Period” means, for any Advance, the period commencing on the date of such Advance and ending on the numerically corresponding date one or three months thereafter.
“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Legal Requirement” means any treaty, convention, statute, law, regulation, rule, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority.
“Material Adverse Effect” means a material adverse change in, or material adverse effect upon, (a) the business, property, or financial condition of the Borrower and its subsidiaries taken as a whole, (b)

the ability of the Borrower to perform its material obligations under this Note or (c) the legality, validity, binding effect or enforceability against the Borrower of this Note and the rights and remedies of the Noteholder hereunder.
“Maturity Date” means June 30, 2028.
“MLP Partnership Agreement” means means that Second Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated as of August 13, 2020, between the General Partner, Holdings and the other parties thereto.
“Note” has the meaning set forth in the introductory paragraph.
“Noteholder” has the meaning set forth in the introductory paragraph.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Advances (including any interest that accrues after the commencement of an insolvency proceeding regardless of whether allowed or allowable in whole or in part as a claim in such insolvency proceeding), all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to this Note, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, including all interest costs, fees and charges after commencement of any insolvency proceeding regardless of whether allowed or allowable in whole or in part as a claim in such insolvency proceeding.
“Parties” has the meaning set forth in the introductory paragraph.
“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.
“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s affiliates.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator) on the administrator’s website (or any successor source for the secured overnight financing rate identified as such by the administrator) at approximately 2:30 p.m. (Central time) on the immediately succeeding Business Day.
“Solvent” means, when used with respect to any Person, that, as at any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subordination Provisions” means, the contracted subordination provisions, including subordination in right of payment to prior payment of “Obligations”, “Hedging Liability” and “Bank

Product Liability” (each as defined in the DKL Credit Agreement), as approved in writing by Fifth Third in its reasonable discretion, required for the Tranche B Advances to be considered “Subordinated Debt” pursuant to the relevant terms and conditions of the DKL Credit Agreement, and which subordination provisions may contain restrictions on enforcement, restrictions on payment, subordination terms, and other material terms that are acceptable in form and substance to Fifth Third.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding voting stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.
“Term SOFR” means, with respect to any Advance for any Interest Period, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by the Noteholder (in consultation with the Borrowers)) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Noteholder (in consultation with the Borrowers)), fixed by the administrator thereof two (2) Business Days prior to the commencement of the applicable Interest Period (provided, however, if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), all as determined by the Noteholder in accordance with this Note and the Noteholder’s procedures periodically in effect.
“Tranche A Commitments” means $55,000,000.
“Tranche A Advances” means any advance made by the Noteholder pursuant to Section 2.1(a).
“Tranche B Commitments” means $15,000,000.
“Tranche B Advances” means any advance made by the Noteholder pursuant to Section 2.1(b).
2.DISBURSEMENT MECHANICS.
2.1Commitment.
(a)Subject to Section 2.2, the Noteholder may make available to the Borrower one or more Tranche A Advances on any date during the Commitment Period in an aggregate principal amount for all such Advances not to exceed the Tranche A Commitments.
(b)Subject to Section 2.2, the Noteholder may make available to the Borrower one or more Tranche B Advances on any date during the Commitment Period in an aggregate principal amount for all such Advances not to exceed the Tranche B Commitments.
2.2Conditions to Advances.
(a)As a condition to the disbursement of any Advance, the Borrower shall, at least three Business Days prior to the requested disbursement date (or such shorter period as the Noteholder may reasonably agree), deliver to the Noteholder a written notice (the “Borrowing Notice”) setting out (a) the amount of the Advance, (b) the date on which the Advance is to be disbursed and (c) the Interest Period for such Advance. Upon receipt of the Borrowing Notice, the Noteholder shall make available to the Borrower on the disbursement date the amount set out in the notice in immediately available funds.
(b)At the time of each Advance hereunder:
(i)each of the representations and warranties set forth herein shall be and remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such time, except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date);
(ii)no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Advance;
(iii)after giving effect to any requested extension of credit, the aggregate principal amount of all Advances under this Agreement shall not exceed the aggregate Commitments;
(iv)the Noteholder shall have received the notice required by Section 2.2(a);
(v)in the case of a Tranche B Advance, the aggregate amount of the Tranche A Advances outstanding shall equal the amount of the Tranche A Commitments; and
(vi)in the case of a Tranche B Advance, the Subordination Provisions with respect to the Tranche B Advances are in full force and effect and the material terms of this Note applicable to the Tranche B Advances, including any interest rates, payment terms, maturities, amortization schedules, covenants, defaults, and remedies, have been acknowledged in writing by Fifth Third as being acceptable in form and substance to Fifth Third.
3.Principal Payment Dates; Prepayments.
3.1Payment Dates. The aggregate unpaid principal amount of all outstanding Advances, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 10.
3.2Mandatory Prepayment.
(a)Upon the occurrence of a Change of Control, including, without limitation, any acquisition by the Borrower that results in the Noteholder’s direct or indirect ownership in each of (i) the General Partner being less than 50.1% of the voting equity of the General Partner and (ii) the common units of the Borrower being less than 50.1% of the outstanding common units of the Borrower, then the Borrower shall repay any outstanding Advances, together with accrued interest thereon to the date (and including) of prepayment.
(b)In the event the Borrower amends or refinances any of the Borrower’s Indebtedness under the DKL Credit Agreement, the DKL 2025 Senior Notes or the DKL 2028 Senior Notes (except for a full or partial refinancing from proceeds under this Note), then, at the election of the Noteholder, the Borrower shall repay any outstanding Advances together with accrued interest thereon to the date (and including) of prepayment on the date of consummation of such change; provided, that, for the avoidance of doubt, any amendments to the DKL Credit Agreement entered into on the date hereof shall not cause such prepayment.
3.3Optional Prepayments. The Borrower may prepay the Advances in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date (and including) of prepayment. Subject to the terms, conditions and limitations set forth in this Agreement, any Advances so prepaid may be reborrowed from time to time.
4.Interest.
4.1Interest Rate.
(a)Except as otherwise provided herein, the outstanding principal amount of all Tranche A Advances made hereunder shall bear interest during each Interest Period at Term SOFR plus 3.00% from the date such Tranche A Advance was made until the Tranche A Advances are paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

(b)Except as otherwise provided herein, the outstanding principal amount of all Tranche B Advances made hereunder shall bear interest during each Interest Period at Term SOFR plus 3.00% from the date such Tranche B Advance was made until the Tranche B Advances are paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.
4.2Interest Payment Dates. Interest shall be payable in arrears to the Noteholder on the last day of each Interest Period except as otherwise provided herein.
4.3Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on any Advance for the day on which it is paid.
4.4Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.
5.Payment Mechanics.
5.1Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM (Central time) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.
5.2Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.
5.3Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
5.4Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances in accordance with the terms of this Note.
5.5Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.
6.Guaranties. The payment and performance of the Obligations hereunder of the Borrower shall at all times (but subject to Section 8.5) be jointly and severally guaranteed by each direct and indirect Subsidiary (other than Excluded Subsidiaries) of the Borrower (each Borrower and each such Subsidiary executing and delivering this Agreement as a Guarantor, if any, together with any Subsidiary hereafter executing and delivering an Additional Guarantor Supplement in the form called for by Section 12, a “Guarantor” and collectively, the “Guarantors”); pursuant to one or more guaranty agreements in form and substance acceptable to the Noteholder, including the guarantee set forth in Section 12 (individually a “Guaranty” and collectively the “Guaranties”).

7.Representations and Warranties.
7.1Organization and Qualification. The Borrower (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) is in good standing under the laws of the jurisdiction of its organization, (c) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage and (d) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case of clauses (c) and (d), where the same could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
7.2Authority and Enforceability. The Borrower has the power and authority to enter into this Agreement, to make the borrowings herein provided for and to perform all of its obligations hereunder. The Borrower’s entry into this Note has been duly authorized by proper corporate and/or other organizational proceedings, and constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws effecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Note does not, nor does the performance or observance by the Borrower of any of the matters and things herein provided for, including the incurrence of indebtedness hereunder, (a) violate any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the organization documents of the Borrower or (b) violate any material covenant, material indenture or material agreement of or affecting the Borrower or any of its property.
7.3Consideration. This Note promotes and furthers the financial interests of the Borrower and the creation of the Obligations hereunder will result in direct financial benefit to the Borrower.
7.4No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note, except for those that have been obtained and are in full force and effect.
7.5Material Adverse Effect. Since December 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
7.6Litigation and Other Controversies. There is no litigation, arbitration or governmental proceeding (including before Federal Energy Regulatory Commission or any state regulatory authority) pending or, to the knowledge of the General Partner, the Borrower and any Subsidiary of the Borrower, threatened against the General Partner, any Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.
7.7Solvency. The Borrower and the Guarantors, taken as a whole, are Solvent.
7.8No Default. No Default or Event of Default has occurred and is continuing.
8.Covenants.
8.1Preservation of Existence. The Borrower will, and will cause each of it Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 8.1 shall prevent, to the extent permitted herein, sales of assets by any Borrower or any of its Subsidiaries, the dissolution or liquidation of any Subsidiary of any Borrower, or the merger or consolidation between or among the Subsidiaries of any Borrower.
8.2Notice of Default or Litigation. The Borrower will furnish to the Noteholder, promptly, and in any event within seven Business Days after any officer of the Borrower or the General Partner obtains knowledge thereof, (i) notice of the occurrence of any event which constitutes a Default or an

Event of Default or any other event which could reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower propose to take with respect thereto or (ii) notice of the commencement of, or written threat of, or any significant adverse development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
8.3Compliance with Laws. Each Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders of any Governmental Authority applicable to such Borrower’s or any of its Subsidiaries’ property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
8.4Use of Proceeds. All proceeds of the Advances shall be used by the Borrowers for working capital purposes and other general corporate purposes of the Borrower.
8.5Further Assurances. In the event any Borrower or any Subsidiary forms or acquires any other Subsidiary (other than an Excluded Subsidiary) after the Effective Date, such Borrower or Subsidiary shall, within thirty (30) days (or such longer time period as the Noteholder may permit in its sole discretion) of any such formation or acquisition, cause such newly formed or acquired Subsidiary to execute an Additional Guarantor Supplement and such other documents as the Noteholder reasonably request.
9.Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:
9.1Failure to Pay. The Borrower fails to pay (a) any principal amount of the Advances when due or (b) interest or any other amount when due and such failure continues for five (5) Business Days.
9.2Cross-Defaults. The Borrower fails to pay any principal when due in respect of any indebtedness aggregating $50,000,000 (other than indebtedness arising under this Note), including, but not limited to, the DKL Existing Indebtedness, or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such material indebtedness.
9.3Bankruptcy. The occurrence of any of the following:
(a)the Borrower or any Guarantor commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor makes a general assignment for the benefit of its creditors;
(b)there is commenced against the Borrower or any Guarantor any case, proceeding, or other action of a nature referred to in Section 9.3(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;
(c)there is commenced against the Borrower or any Guarantor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof;

(d)the Borrower or any Guarantor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.3(a) , Section 9.3(b), or Section 9.3(c) above; or
(e)the Borrower or any Guarantor is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.
9.4Judgments. (i) One or more judgments or decrees in an aggregate amount in excess of $50,000,000 (except to the extent fully and unconditionally covered by insurance pursuant to which the insurer has accepted liability therefor in writing and except to the extent fully and unconditionally covered by an appeal bond, for which the Borrower has established in accordance with GAAP a cash or cash equivalent reserve in the amount of such judgment or decree) shall be entered against the Borrower or any Guarantor and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof or (ii) any Borrower or any Guarantor fail within 30 days to discharge one or more non-momentary judgments or orders, which in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued.
9.5Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.
9.6Breach of Covenants. The Borrower fails to observe or perform any covenant or agreement contained in this Note (except as otherwise set forth in this Section 9) and, except for a breach of Section 8.1, such failure is not remedied within 30 days after the earlier of (i) the date on which such default shall first become known to any officer of the Borrower or (ii) written notice of such default is given to the Borrower by the Noteholder.
10.Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 9.3 shall occur, the principal of and accrued interest on the Advances shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.
11.Miscellaneous.
11.1Governing Law; Subordination Provisions.
(a)Governing Law. This Note, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of New York.
(b)Subordination Provisions. The terms and conditions of this Note will be deemed automatically amended to the extent required to make the applicable terms and conditions set forth in the Subordination Provisions (set forth in an agreement executed by the Borrower, the Noteholder and Fifth Third) consistent with the terms and conditions of this Note.
11.2Submission to Jurisdiction.
(a)Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Noteholder or any Related Party or any other party hereto of the foregoing in any way relating to this Note or the transactions relating hereto or thereto, in each case in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements.
(b)Nothing in this Section 11.2 shall affect any right that the Noteholder may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction (1) for the purposes of enforcing a judgment or (2) to the extent the courts referred to in the preceding sentence do not have jurisdiction over such legal action or proceeding or the parties or property subject thereto. Nothing in this Section 11.2 shall affect the right of the Noteholder to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.
11.3Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 11.2 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
11.4Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.
11.5Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.
11.6Successors and Assigns. No Party may assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of the other Party hereto. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.
11.7Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.
11.8Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
11.9Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.
11.10No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
11.11Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.
11.12Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
11.13Interpretation. Any terms that are defined herein by reference to the DKL Credit Agreement shall have the meaning given to such term in the DKL Credit Agreement as of the Effective Date without giving effect to any amendments, restatements, supplements or other modifications agreed to after the Effective Date.
11.14Indemnification. The Borrower shall indemnify the Noteholder (and any agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Damages (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (excluding the allocated costs of in-house counsel and regulatory counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Indemnitee))), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any Guarantor other than such Indemnitee and its Related Parties) arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any Guarantor against an Indemnitee for breach of such Indemnitee’s obligations hereunder, if the Borrower or such Guarantor has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of their respective affiliates and is brought by an Indemnitee against another Indemnitee. This Section 11.14 shall not apply with respect to taxes other than any taxes that represent losses or damages arising from any claim not related to any such taxes.
12.The Guarantees.
12.1The Guarantees. To induce the Noteholder to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and the Advances and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower and each Subsidiary of the Borrowers party hereto (including any Subsidiary executing an Additional Guarantor Supplement substantially in the form attached hereto as Exhibit B or such other form reasonably acceptable to the Noteholder and the Borrower (herein, an “Additional Guarantor Supplement”)), hereby unconditionally and irrevocably guarantees jointly and severally to the Noteholder, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Advances and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under this Note, as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges reimbursable hereunder after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding). In case of failure by the Borrower or other obligor punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally, jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
12.2Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Note or by operation of law or otherwise;
(b)any modification or amendment of or supplement to this Note;
(c)any change in the corporate existence, structure, or ownership of, or any proceeding under any Debtor Relief Law affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in this Note;
(d)the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Noteholder or any other Person, whether or not arising in connection herewith;
(e)any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or property;
(f)any application of any sums by rights of set-off, counterclaim or similar rights to any obligation of any Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid, including the Obligations ;
(g)any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Note or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Advance or any other amount payable under this Note; or
(h)any other act or omission to act or delay of any kind by the Noteholder or any other Person or any other circumstance whatsoever that might, but for the provisions of this clause (h), constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.
12.3Discharge Only upon Payment in Full in Cash; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Advances and all other Obligations payable by the Borrower and the Guarantors under this Note (other than any contingent or indemnification obligations not then due) shall have been paid in full in cash. If at any time any payment of the principal of or interest on any Advance or any other amount payable by the Borrower or other obligor or any Guarantor under this Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
12.4Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations (other than any contingent or indemnification obligations not then due) shall have been paid in full or subsequent to the termination of all the Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Obligation and all other amounts payable by the Borrower hereunder (other than any contingent or indemnification obligations not then due) and (b) the termination of the Commitments, such amount shall be held in trust for the benefit of the Noteholder and shall forthwith be paid to the Noteholder or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Note.
12.5Subordination. Each Guarantor hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, to the payment in full in cash of all Obligations (other than any contingent obligations not due and owing). During the existence of any Event of Default, subject to Section 12.4 above, any such indebtedness, obligation, or liability of the Borrower or any other Guarantor owing to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the benefit of the holders of the Obligations and the proceeds thereof shall be paid over to the Noteholder for application to the Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 12.
12.6Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Noteholder or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
12.7Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 12 void or avoidable under applicable law, including fraudulent conveyance law.
12.8Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Note is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Note shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Noteholder.
12.9Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrowers has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
12.10Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first written above.

BORROWER:

DELEK LOGISTICS PARTNERS, LP
By:    Delek Logistics GP, LLC, its General Partner

By: /s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer

By: /s/ Odely Sakazi
Name: Odely Sakazi
Title: Senior Vice President

[Signature Page to Promissory Note]

GUARANTORS:

DELEK MARKETING & SUPPLY, LP
BY: Delek Marketing GP, LLC, its General Partner

DELEK LOGISTICS OPERATING, LLC
DELEK MARKETING GP, LLC
DELEK CRUDE LOGISTICS, LLC
DELEK MARKETING-BIG SANDY, LLC
PALINE PIPELINE COMPANY, LLC
MAGNOLIA PIPELINE COMPANY, LLC
SALA GATHERING SYSTEMS, LLC
EL DORADO PIPELINE COMPANY, LLC
DKL TRANSPORTATION, LLC
DKL CADDO, LLC
DKL RIO, LLC
DKL BIG SPRING, LLC
DELEK LOGISTICS FINANCE CORP.
DKL PERMIAN GATHERING, LLC

By: /s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer and Treasurer

By: /s/ Odely Sakazi
Name: Odely Sakazi
Title: Senior Vice President

[Signature Page to Promissory Note]

DKL PIPELINE, LLC
DKL DELAWARE GATHERING, LLC
DKL DELAWARE HOLDING - NM, LLC
DKL DELAWARE OPERATING - NM, LLC
DKL DELAWARE MARKETING, LLC
DKL ENERGY – COTTONWOOD, LLC
DKL ENERGY – LYNCH, LLC
DKL FIELD SERVICES, LLC
DKL G&P SOLUTIONS, LLC
DKL HAT MESA II – NM, LLC
DKL NEPTUNE RECYCLING, LLC

By: /s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President, Chief Financial Officer and Treasurer

By: /s/ Odely Sakazi
Name: Odely Sakazi
Title: Senior Vice President

[Signature Page to Promissory Note]

DELEK US HOLDINGS, INC.
By: /s/ Reuven Spiegel Name: Reuven Spiegel Title: Executive Vice President and Chief Financial Officer By: /s/ Joseph Israel Name: Joseph Israel Title: Executive Vice President, Operations
[Signature Page to Promissory Note]

EXHIBIT A
Advances

Date of Advance	Tranche	Principal Amount of Advance	Applicable Rate	Amount of Principal Paid

EXHIBIT B
Additional Guarantor Supplement
________________, ____
Delek US Holdings, Inc., as Noteholder, under that certain Promissory Note, dated as of November 6, 2023, made by Delek Logistics Partners, LP, as Borrower, and the Guarantors from time to time party thereto (the “Note”)
Ladies and Gentlemen:
Reference is made to the Note described above. Terms not defined herein which are defined in the Note shall have the meaning provided therein.
The undersigned, [name of Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Note, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 7 of the Note are true and correct (or in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as to the undersigned to the extent applicable to it as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 8 of the Note applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Note, including without limitation Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Additional Guarantor Supplement shall be effective upon its execution and delivery by the undersigned to the Noteholder and countersigned by the Noteholder. This Additional Guarantor Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).
[Name of Guarantor]
By:
Name:
Title:
Acknowledged and Agreed
Delek US Holdings, Inc., as Noteholder
By:
Name:
Title: